EXHIBIT 1.1

                          RANSON UNIT INVESTMENT TRUSTS
                                    SERIES 61

                                 TRUST AGREEMENT


     This Trust Agreement dated as of December 3, 1997 between Ranson & Associates, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust
For Equity Trusts Sponsored by Ranson & Associates, Inc.,  Effective
January 7, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

                               WITNESSETH THAT:
     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                   PART I

                    STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                   PART II

                    SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

       (1) The equity securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement as indicated in each Trust named on the attached Schedule.

       (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount set forth in the section captioned "Essential Information" in the final Prospectus of the Trust (the "Prospectus") contained in Amendment No. 1 to the Trust's Registration Statement (Registration No. 333-40777) as filed with the Securities and Exchange Commission on December 3, 1997. The fractional undivided interest may (a) increase by the number of any additional Units issued

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     pursuant to Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

       (3) The terms "Income Account Record Date" and "Capital Account Record Date" shall mean the dates set forth under "Essential Information_Record and Computation Dates" in the Prospectus.

       (4) The terms "Income Account Distribution Date" and "Capital Account Distribution Date" shall mean the dates set forth under "Essential Information_Distribution Dates" in the Prospectus.

       (5) The term "Initial Date of Deposit" shall mean the date of this Trust Agreement as set forth above.

       (6) The number of Units of a Trust referred to in Section 2.03 is as set forth under "Essential Information_Number of Units" in the Prospectus.

       (7) For the purposes of Section 6.01(g), the liquidation amount is the amount set forth under "Essential Information_Minimum Value of Trust under which Trust Agreement may be Terminated" in the Prospectus.

       (8) The third sentence of Section 6.05(a) is hereby deleted and replaced with the following:

          "In case at any time the Trustee shall not meet the requirements set forth in Section 6.06 hereof, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor may remove the Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and the successor Trustee."



                                   -2-

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                                     RANSON & ASSOCIATES, INC.,
                                       Depositor


                                     By     /s/  ROBIN K. PINKERTON
                                          ___________________________
                                                  President



                                     THE BANK OF NEW YORK,
                                       Trustee


                                     By     /s/  Ted Rudich
                                          ___________________________
                                                Vice President




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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
                          RANSON UNIT INVESTMENT TRUSTS
                                    SERIES 61


     (Note: Incorporated herein and made a part hereof are the "Portfolios" as set forth in the Prospectus.)